UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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ING MUTUAL FUNDS
(Name of Registrant as Specified In Its Charter)

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ING MUTUAL FUNDS
ING Foreign Fund

7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034
(800) 992-0180

May 6, 2010

Dear Shareholder:

On behalf of the Board of Trustees of ING Foreign Fund (the “Fund”), a series of ING Mutual Funds (the “Trust”), we are pleased to invite you to a special meeting of shareholders (the “Special Meeting”) of the Fund scheduled for 10:00 a.m., Local time, on June 29, 2010 at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258-2034. Formal notice of the Special Meeting appears on the next page, followed by the Proxy Statement. Please take the time to read the Proxy Statement and cast your vote, since it covers matters that are important to the Fund and to you as a shareholder.

At the Special Meeting, shareholders of the Fund will be asked to vote on a new sub-advisory agreement between ING Investments, LLC (“ING Investments”), the Fund’s investment adviser, and ING Investment Management Advisors B.V. (“IIMA”), the Fund’s proposed sub-adviser (the “Proposal”). If the Proposal is approved by shareholders, IIMA will replace Artio Global Management LLC, the Fund’s current sub-adviser, and will begin serving as the Fund’s sub-adviser effective on or around June 30, 2010.

The Proposal is discussed in detail in the enclosed Proxy Statement, which you should read carefully.

The Board of Trustees recommends that you vote in favor of the Proposal.

Your vote is important regardless of the number of shares you own. To avoid the added cost of follow-up solicitations and possible adjournments, please take a few minutes to read the Proxy Statement and cast your vote. It is important that your vote be received no later than June 28, 2010.

We appreciate your participation and prompt response in this matter and thank you for your continued support.

Sincerely,

Shaun P. Mathews
President and Chief Executive Officer

ING MUTUAL FUNDS
ING Foreign Fund

7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034
(800) 992-0180

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
OF ING FOREIGN FUND

Scheduled for June 29, 2010

To the Shareholders:

NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the “Special Meeting”) of ING Foreign Fund (the “Fund”), a series of ING Mutual Funds (the “Trust”) is scheduled for June 29, 2010, at 10:00 a.m., Local time, at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258-2034.

At the Special Meeting, the Fund’s shareholders will be asked to vote on a new sub-advisory agreement between ING Investments, LLC (“ING Investments”), the Fund’s investment adviser, and ING Investment Management Advisors B.V. (“IIMA”), the Fund’s proposed sub-adviser (the “Proposal”). Shareholders of the Fund may also be asked to transact such other business, not currently contemplated, that may properly come before the Special Meeting or any adjournments thereof in the discretion of the proxies or their substitutes.

Please read the enclosed Proxy Statement carefully for information concerning the Proposal to be placed before the Special Meeting.

The Board of Trustees recommends that you vote in favor of the Proposal.

Shareholders of record as of the close of business on April 5, 2010 are entitled to notice of, and to vote at, the Special Meeting, or any adjournment(s) or postponement(s) thereof.  Your attention is called to the accompanying Proxy Statement.  Regardless of whether you plan to attend the Special Meeting, please complete, sign and return promptly, but in no event later than June 28, 2010 the enclosed Proxy Ballot so that a quorum will be present and a maximum number of shares may be voted. Proxies may be revoked at any time before they are exercised by (i) executing and submitting a new Proxy Ballot, (ii) giving written notice of revocation to the Fund of an earlier submitted Proxy Ballot, or (iii) voting in person at the Special Meeting.

By Order of the Board of Trustees,

Huey P. Falgout, Jr.
Secretary

Dated: May 6, 2010

PROXY STATEMENT

ING MUTUAL FUNDS

ING FOREIGN FUND

May 6, 2010

Toll free: (800) 992-0180
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Special Meeting of Shareholders
Scheduled for June 29, 2010

(This page intentionally left blank)

Why is the Special Meeting being held?

The Special Meeting is being held for the following purposes:

1.               To vote on a new sub-advisory agreement (the “Proposed Sub-Advisory Agreement”) for the ING Foreign Fund (the “Fund”) between ING Investments, LLC (“ING Investments” or the “Adviser”), the Fund’s investment adviser, and ING Investment Management Advisors B.V. (“IIMA” or “the Proposed Sub-Adviser”) the Fund’s proposed sub-adviser;

2.               To transact such other business, not currently contemplated, that may properly come before the Special Meeting or any adjournment(s) or postponements(s) thereof in the discretion of the proxies or their substitutes.

Who is asking for my vote?

The Board of Trustees (the “Board” or the “Trustees”) of ING Mutual Funds (the “Trust”) is sending this Proxy Statement, the attached Notice of Special Meeting, and the enclosed Proxy Ballot on or around May 6, 2010 to you and all other shareholders of record who have a beneficial interest in the Fund as of the close of business on April 5, 2010. The Board is soliciting your vote for a special meeting of shareholders (the “Special Meeting”) of the Fund.

Who is eligible to vote?

Shareholders of record who owned shares of the Fund at the close of business on April 5, 2010 (the “Record Date”) are eligible to vote. (See “How do I vote?” and “General Information” for a more detailed discussion of voting procedures.)

Each share of each class of the Fund is entitled to one vote and each fractional share is entitled to a proportionate fractional vote. The following table sets forth the number of shares of each class of the Fund issued and outstanding as of the Record Date.

Share	Shares
Class	Outstanding
Class A
Class B
Class C
Class I
Class W
Total

To the best of the Trust’s knowledge, as of April 5, 2010, no person owned beneficially more than 5% of any class of voting securities of the Fund, except as set forth in Appendix A. To the best of the Trust’s knowledge, as of the Record Date, the officers and Trustees of the Trust beneficially owned, as a group, less than 1% of any class of the Fund.

What information is contained in the Proxy Statement?

This booklet is a Proxy Statement. It provides you with information you should review before voting on the Proposal listed above and in the Notice of Special Meeting for the Fund. You are receiving these proxy materials, a booklet that includes the Proxy Statement and one Proxy Ballot, because you have the right to vote on this important Proposal concerning your investment in the Fund.

The word “you” is used in this Proxy Statement to refer to the person or entity who owns the shares, and who accordingly has voting rights in connection with the shares. For a pension plan, this usually means the trustee for the plan. Therefore, references to “you” or “shareholders” throughout the proxy materials usually can be read to include shareholders.

How do I vote?

Shareholders can vote by completing, signing and returning the enclosed Proxy Ballot promptly in the enclosed envelope, through telephone touch-tone voting, via Internet voting, or by attending the Special Meeting in person and voting. To vote by telephone or Internet, follow the voting instructions as outlined on your Proxy Ballot. These options require shareholders to input a control number, which is located on your Proxy Ballot. After entering this number, shareholders will be prompted to provide their voting instructions on the Proposal. Shareholders will have the opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who vote on the Internet, in addition to confirming their voting instructions prior to submission, may also request an e-mail confirming their instructions.

Joint owners must each sign the Proxy Ballot. Shareholders of the Fund whose shares are held by nominees, such as brokers, can vote their shares by contacting their respective nominee.

If a shareholder wishes to participate in the Special Meeting, but does not wish to give a proxy by telephone or Internet, the shareholder may still submit by mail the Proxy Ballot originally sent with the Proxy Statement or attend the Special Meeting in person. Should shareholders require additional information regarding the Special Meeting, they may contact the Solicitor (defined below) toll-free at 1-866-209-6995.

Who will solicit my proxy?

The Trust has retained Computershare Fund Services (the “Solicitor”) to assist in the solicitation of proxies, at an estimated cost of $42,382, which will be borne by ING Investments and/or an affiliate. As the date of the Special Meeting approaches, certain Fund shareholders may receive a telephone call from a representative of the Solicitor if their votes have not yet been received. Authorization to permit the Solicitor to execute proxies may be obtained by telephonic instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with certain procedures, as explained further below. The Board believes that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined and recorded.

In situations where a telephonic proxy is solicited, the Solicitor’s representative is required to ask for each shareholder’s full name, address, social security or employer identification number, title (if the shareholder is authorized to act on behalf of an entity, such as a corporation), the number of shares owned, and to confirm that the shareholder has received the proxy materials in the mail. The Solicitor’s representative will then explain the process, read the Proposal on the Proxy Ballot, and ask for the shareholder’s instructions on the Proposal. Although the Solicitor’s representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the Proxy Statement. The Solicitor’s representative will record the shareholder’s instructions on the Proxy Ballot. Within approximately 72 hours of soliciting telephonic voting instructions, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call the Solicitor immediately if his or her instructions are not correctly reflected in the confirmation.

Should you require additional information regarding the Special Meeting, you may contact the Solicitor toll-free at 1-866-209-6995. In addition to solicitation by mail, certain officers and representatives of the Fund, officers and employees of ING Investments or its affiliates and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit votes by telephone, telegram, facsimile, or other communication.

When and where will the Special Meeting be held?

The Special Meeting will be held at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258-2034, and is scheduled for June 29, 2010 at 10:00 a.m., Local time, and, if the Special Meeting is adjourned or postponed, at any adjournment(s) or postponement(s) of the Special Meeting. If you expect to attend the Special Meeting in person, please call Shareholder Services toll-free at (800) 992-0180 to ensure that sufficient accommodations are prepared.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on Tuesday, June 29, 2010.

The Proxy Statement is available on the Internet at http://www.proxyweb.com/ing. Copies of the Fund’s Annual Report for the fiscal year ended October 31, 2009 were previously mailed to shareholders. The Fund’s Semi-Annual Report for the period ended April 30, 2010 (unaudited) will be mailed to shareholders on or around June 30, 2010.

You can obtain copies of the Annual and Semi-Annual Reports of the Fund upon request, without charge, by writing to the ING Funds, 7337 East Doubletree Ranch Road, Scottsdale, Arizona, 85258-2034, Attention: Literature Fulfillment, or by calling (800) 992-0180. This Proxy Statement should be read in conjunction with the Annual or Semi-Annual Reports.

How can I obtain more information about the Fund?

Should you have any questions about the Fund, please do not hesitate to contact Shareholder Services toll free at (800) 992-0180. Shareholder Services is open Monday through Friday from 9:00 a.m. - 7:00 p.m. Eastern time.

How does the Board recommend that I vote?

The Board recommends that shareholders vote “FOR” the Proposal described in this Proxy Statement.

THE PROPOSAL

APPROVAL OF THE PROPOSED SUB-ADVISORY AGREEMENT

What is the Proposal?

The Fund and the Adviser wish to replace the Fund’s current sub-adviser, Artio Global Management LLC (“Artio Global” or “Sub-Adviser”) and to retain the services of IIMA as a new sub-adviser to the Fund.  At a meeting on March 25, 2010, the Board approved the appointment of IIMA as the sub-adviser to the Fund, subject to shareholder approval.  If the Proposal is approved by shareholders, the Proposed Sub-Advisory Agreement is expected to become effective on or around June 30, 2010 and will remain in full force and effect, unless otherwise terminated, through November 30, 2011.  A copy of the Proposed Sub-Advisory Agreement is included as Appendix B.

Who is the Fund’s adviser?

ING Investments, an Arizona limited liability company, serves as the investment adviser to the Fund.  ING Investments is registered with the SEC as an investment adviser and is an indirect, wholly-owned subsidiary of ING Groep N.V. (“ING Groep”), which is located at Amstelveensesweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, the Netherlands.  ING Groep is a global financial institution of Dutch origin offering banking, investments, life insurance and retirement services to over 75 million private, corporate and institutional clients in more than 50 countries.  With a diverse workforce of about 125,000 people, ING Groep comprises a broad spectrum of prominent companies that increasingly serve their clients under the ING brand. ING Groep has adopted a formal restructuring plan that was approved by the European Commission in November 2009 under which the ING life insurance businesses, including the retirement services and investment management businesses, which include the Adviser and its affiliates, would be divested by ING Groep by the end of 2013.  While there can be no assurance that it will be carried out, the restructuring plan presents certain risks, including uncertainty about the effect on the businesses of the ING entities that service the Fund and potential termination of the Fund’s advisory agreements, which may trigger the need for shareholder approval of new agreements.

ING Investments became an investment management firm in April 1995.  As of December 31, 2009, ING Investments managed approximately $46.5 billion in assets. ING Investments’ principal address is 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258. ING Investments serves as investment adviser to the Fund pursuant to an investment management agreement between ING Investments and the Trust, dated September 23, 2002, as amended, (the “Investment Management Agreement”).  The Investment Management Agreement for the Trust provides, among other things, that in carrying out its responsibility to supervise and manage all aspects of the Fund’s operations, ING Investments may engage, subject to the approval of the Board and, where required, the Fund’s shareholders, sub-advisers to provide day-to-day advisory services to the Fund.  ING Investments may delegate to the sub-advisers duties, among other things, to formulate and implement the Fund’s investment programs, including the duty to determine what securities will be purchased and sold for the Fund.

The Investment Management Agreement was last renewed by the Board on November 12, 2009, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of that term under the Investment Company Act of 1940, as amended (the “1940 Act”).  The Investment Management Agreement was most recently approved by the Fund’s initial shareholder via a written consent dated June 30, 2003.

For the services it provides to the Fund under the Investment Management Agreement, ING Investments currently receives advisory fees, payable monthly, pursuant to the following fee schedule (as a percentage of the Fund’s average daily net assets): 1.00% of the first $500 million; and 0.90% of the

Fund’s average daily net assets in excess of $500 million. The Fund paid $2,623,683 in annual fees (the “advisory fees”) to ING Investments for fiscal year ended October 31, 2009.

See Appendix C for a listing of the names, addresses and principal executive officers of ING Investments.

Who is the Fund’s current sub-adviser?

Artio Global has served as the Fund’s sub-adviser since its inception in July 2003. Artio Global, through an intermediary holding company, is a registered investment adviser majority-owned by Artio Global Investors Inc. Artio Global Investors Inc., recently conducted an initial public offering of its common stock which resulted in its shares being listed on the New York Stock Exchange on September 24, 2009. Currently, the public owns approximately 46.1% of the shares while GAM Holding Ltd. (formerly Julius Baer Holding Ltd.) of Zurich Switzerland owns approximately 27.9% of the shares. The remaining shares are either directly or indirectly owned or controlled by management and employees of Artio Global, including its key portfolio managers, Richard Pell and Rudolph-Riad Younes.

The principal address of Artio Global is 330 Madison Avenue, New York, New York 10017. As of December 31, 2009, Artio Global had $56 billion under management. Pursuant to its authority under the Investment Management Agreement, ING Investments delegated to Artio Global sub-advisory duties, including responsibility for the day-to-day management of the Fund, under its supervision. The sub-advisory agreement between ING Investments and Artio Global was approved by the Fund’s initial shareholder via a written consent dated June 30, 2003. ING Investments paid Artio Global $863,266 in sub-advisory fees for its services to the Fund for the fiscal year ended October 31, 2009.

What are the reasons for the Proposal?

Management believes that the change in sub-adviser and the subsequent changes to the Fund’s investment strategies and expenses may benefit shareholders by potentially enhancing the viability of the Fund as a long-term investment option.

The environment in which the Fund is offered has experienced a significant change over the last few years, which has resulted in challenges for the Fund to retain its assets.  As a commission-based, front-end load fund that offers access to Artio Global’s management capabilities, the Fund used to have appeal among financial advisory firms.  However, the significant rise in the use of wrap programs has increasingly put the Fund in direct competition with Artio International Equity II Fund, a no-load, direct-sold proprietary product of Artio Global (the “Artio Proprietary Fund”), and led to a diminished appeal of the Fund as a select vehicle for financial advisors to access Artio Global’s investment strategies.

Wrap programs are generally priced using an asset-based fee, for example, a 1-2% annual fee charged on total client assets under management.  Consequently, mutual funds that serve as investment options in wrap programs are generally no-load funds (such as the Artio Proprietary Fund) or will waive their sales loads.  This fee structure makes the traditional commission-based, front-end load structure similar to that of the Fund less relevant to financial advisors.

The Artio Proprietary Fund and the Fund both employ the same investment strategies and management team.  However, the Artio Proprietary Fund benefits from substantial scale and offers a net annual expense ratio which is 0.34% lower than that of the Fund.  Furthermore, the Artio Proprietary Fund has outperformed the Fund due to differences in cash flow and cash balances, differences in legacy holdings, and differences in allowable benchmark hedging positions.  Consequently, the Fund is less likely to be selected as an investment option in a wrap program when competing with the Artio Proprietary Fund.

The Fund has had net outflows and its assets under management have declined from the highest level of over $700 million to $242.3 million as of December 31, 2009.  While the overall market decline was certainly a factor, management believes this trend of outflows is unlikely to reverse, and has proposed the sub-adviser change along with changes to the Fund’s investment strategies and expense structure (discussed below), which management believes may enhance the long-term viability of the Fund.

Who is the Proposed Sub-Adviser?

IIMA is a Netherlands corporation.  It has its principal offices at Prinses Beatrixlaan 15, 2595 AK The Hague, the Netherlands. Organized in 1896, IIMA became an investment advisory company in 1991. IIMA is registered as an investment adviser with the SEC.  It is an indirect, wholly-owned subsidiary of ING Groep and is an affiliate of ING Investments.

See Appendix C for a listing of the names, addresses, and the principal occupations of the principal executive officers of IIMA.

Appendix D sets forth the names of another investment company with an investment objective and strategies similar to those of the Fund, for which IIMA acts as an investment adviser or sub-adviser, the annual rate of compensation and the net assets of the investment company as of December 31, 2009.

How will the Proposal, if approved, affect the management of the Fund?

As discussed above, the day-to-day management of the Fund’s portfolio is currently provided by Artio Global pursuant to the current sub-advisory agreement with ING Investments.  If the Proposed Sub-Advisory Agreement is approved, IIMA would begin serving as sub-adviser to the Fund and provide the day-to-day management of the Fund’s portfolio, effective on or around June 30, 2010. ING Investments would be responsible for monitoring the investment program and performance of IIMA.

Are there changes to the investment strategy and the name of the Fund?

Yes. Although the Fund’s investment objective will remain the long-term growth of capital, there will be changes to the Fund’s investment strategies. IIMA will manage the Fund using its Global Opportunities strategy, which unlike the Fund’s current investment strategy under Artio Global, includes equity securities of U.S. companies in its investable universe. The strategy employs a global thematic approach to invest in sectors and countries all over the world where it finds the most promising opportunities.

The Fund’s name will be changed to “ING Global Opportunities Fund” to reflect the change in sub-adviser and investment strategies. If the sub-advisor change is approved by shareholders, the Fund’s primary benchmark will change from the MSCI All Country World ex U.S. Index (“MSCI ACW ex U.S.) to the MSCI All Country World Index (“MSCI ACWI), in an effort to represent the investment strategies being implemented by IIMA.

Principal Investment Strategies

If shareholders approve the Proposal, effective on or around June 30, 2010, the investment strategies of the Fund are as follows:

Under normal market conditions, the Fund invests primarily in equity securities of companies in the United States and foreign countries. The Fund will normally invest in equity securities of companies located in a number of different countries, one of which may be the United States. The Fund can invest without limit in countries with developing or emerging markets. The Fund does not limit its investments to companies in any particular market capitalization range.

The equity securities in which the Fund may invest include common and preferred stocks, depositary receipts, convertible securities, rights, and warrants.

The Fund may also invest in debt securities of U.S. or foreign issuers, including (up to 10% of its assets) high risk and high-yield, non-investment grade instruments commonly known as “junk bonds.” The Fund may use derivatives including, but not limited to, futures, options, swaps and forward contracts for hedging and non-hedging purposes. The Fund may use derivatives as a substitute for taking a position in the underlying asset and/or as part of a strategy to reduce risk, such as interest rate risk, currency risk and price risk. The Fund may also invest in Rule 144A Securities.

The Fund may invest in other investment companies, including exchange-traded funds, to the extent permitted under the 1940 Act.

The sub-adviser uses a fundamental bottom-up stock selection process within a proprietary top-down investment theme framework to select those stocks that the Sub- Adviser expects to offer attractive return prospects. The investment process aims to identify a sufficient number of attractive global investment themes and to diversify investments across these themes to support a balanced risk/return profile of the overall portfolio. These global investment themes describe the different drivers that are behind the earnings growth potential of individual stocks and reflect longer term developments in the real economy.

The sub-adviser considers companies with above-average earnings potential, companies that are dominant within their industry, companies within industries that are undergoing dramatic change and companies that are market leaders in developing industries. Other considerations include expected levels of inflation, government policies or actions, currency relationships and prospects for economic growth in a country or region The sub-adviser may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into opportunities believed to be more promising, among others.

The Fund may lend portfolio securities on a short-term or long-term basis, up to 33 1/3% of its total assets.

Management of the Fund

The day-to-day management of the Fund will be performed by the following team of investment professionals:

Tycho van Wijk — Senior Investment Manager Equities, lead manager of ING’s Global Opportunities strategy. Mr. van Wijk joined IIMA in 1998 as a member of the Technology Equities team. In this role he was co-manager of the ING IT Fund, one of the first and largest Technology Equity funds in Europe.  In 1998 ING launched the ING Internet Fund, with Mr. van Wijk being the lead manager. In 2001 he participated in the launch of the ING Global Growth Fund. In June 2005 he was appointed lead manager of the ING (L) Invest Global Opportunities Fund. Mr. van Wijk holds a Master’s degree in Economics, with a specialization in International Finance from the University of Amsterdam. Before that he obtained a Bachelor’s degree in Computer Sciences.

Tjeert Keijzer — Investment Manager Equities, manager of IIMA’s Global Opportunities strategy.  Mr. Keijzer joined the Equity Specialties team as an investment manager for IIMA’s Global Opportunities strategy as of July 1, 2009.  He started at IIMA in 2007 on the Quantitative Equity team, where he was responsible for quantitative equity management. Before joining IIMA, he worked with ABN AMRO Asset Management, where he was fund manager with the Quant Equity Group and Structured Asset Management.  Mr. Keijzer also worked as a quantitative analyst with AEGON Asset Management, focusing on the development of stock selection models, risk modelling and long/short equity fund management applications. Mr. Keijzer received a Master’s degree in Quantitative Finance & Econometrics from Tilburg University and is a CFA charterholder.

Dirk-Jan Verzuu — Senior Investment Manager Equities, lead manager ING European Growth Fund. Mr. Verzuu joined IIMA in 1997 as an investment manager. He is currently Senior Investment Manager in the Opportunities Strategies team. Within the team, Mr. Verzuu is responsible for the European Growth product and additionally operates as a dedicated sales specialist for the Global Opportunities strategy. Before joining IIMA, Mr. Verzuu was employed by Univé insurance company where he worked as investment manager for investments in equities, bonds and real estate. Mr. Verzuu acquired his Master’s degree in Financial Economics at the University of Amsterdam in 1992 and also holds an RBA degree (registered investment analyst).

What are the key risks of investing in the Fund after the changes to the investment strategy?

As a result of changes to the Fund’s investment strategy, which now includes investing in U.S. stocks, the Fund’s principal risks no longer include the risks associated with growth investing, value investing and investment by other funds, but now include the risk of implementing IIMA’s proprietary investment model.

The following outlines the principal risks of investing in the Fund under the new investment strategies.  You could lose money on an investment in the Fund.  The Fund may be affected by the following risks, among others:

Call. During periods of falling interest rates, a bond issuer may “call” or repay its high-yielding bond before the bond’s maturity date. If forced to invest the unanticipated proceeds at lower interest rates, the Fund would experience a decline in income.

Company.  The price of a given company’s stock could decline or underperform for many reasons including, among others, poor management, financial problems, or business challenges. If a company declares bankruptcy or becomes insolvent, its stock could become worthless.

Credit.  Prices of bonds and other debt securities can fall if the issuer’s actual or perceived financial health deteriorates, whether because of broad economic or issuer-specific reasons. In severe cases, the issuer could be late in paying interest or principal, or could fail to pay altogether. Lower quality securities (including securities that have fallen below investment-grade and are classified as “junk bonds”) have greater credit risk than higher quality (investment-grade) securities, and their issuers’ long-term ability to make payments is considered speculative. Prices of lower quality bonds or other debt securities are also more volatile, are more sensitive to negative news about the economy or the issuer, and have greater liquidity and price volatility risk.

Currency.  To the extent that the Fund invests directly in foreign currencies or in securities denominated in or that trade in foreign (non-U.S.) currencies it is subject to the risk that those currencies will decline in value relative to the U.S. dollar or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.

Derivative Instruments.  Derivative instruments are subject to a number of risks, including the risk of changes in the market price of the underlying securities, credit risk with respect to the counterparty, risk of loss due to changes in interest rates and liquidity risk. The use of certain derivatives may also have a leveraging effect which may increase the volatility of the Fund and reduce its returns.

Foreign Investments/Developing and Emerging Markets. Investing in foreign (non-U.S.) securities may result in the Fund experiencing more rapid and extreme changes in value than a fund that invests exclusively in securities of U.S. companies, due to smaller markets, differing reporting, accounting and auditing standards, and nationalization, expropriation or confiscatory taxation, foreign currency fluctuations, currency blockage, or political changes or diplomatic developments. Foreign investment risks typically are greater in developing and emerging markets than in developed markets.

Interest Rate.  With bonds and other debt securities, a rise in interest rates generally causes values to fall. Falling interest rates will cause the Fund’s income to decline over time. The higher the credit quality of the security, and the longer its maturity or duration, the more sensitive it is likely to be to interest rate risk.

Investment Model.  The sub-adviser’s proprietary model may not adequately allow for existing or unforeseen market factors or the interplay between such factors.

Liquidity.  If a security is illiquid, the Fund might be unable to sell the security at a time when the Fund’s sub-adviser might wish to sell, and the security could have the effect of decreasing the overall level of the Fund’s liquidity. Further, the lack of an established secondary market may make it more difficult to value illiquid securities, which could vary from the amount the Fund could realize upon disposition. The Fund may make investments that become less liquid in response to market developments or adverse investor perception. The Fund could lose money if it cannot sell a security at the time and price that would be most beneficial to the Fund.

Market.  Stock prices are volatile and are affected by the real or perceived impacts of such factors as economic conditions and political events. The stock market tends to be cyclical, with periods when stock prices generally rise and periods when stock prices generally decline. Any given stock market segment may remain out of favor with investors for a short or long period of time, and stocks as an asset class may underperform bonds or other asset classes during some periods. From time to time, the stock market may not favor the growth- or value-oriented securities in which the Fund invests. Rather, the market could favor securities to which the Fund is not exposed or may not favor equities at all.

Market Capitalization.  Stocks fall into three broad market capitalization categories - large, mid and small. Investing primarily in one category carries the risk that, due to current market conditions, that category may be out of favor with investors. If valuations of large-capitalization companies appear to be greatly out of proportion to the valuations of mid- or small-capitalization companies, investors may migrate to the stock of mid- and small-sized companies causing the Fund that invests in these companies to increase in value more rapidly than a fund that invests in larger, fully-valued companies. Investing in mid- and small-capitalization companies may be subject to special risks associated with narrower product lines, more limited financial resources, smaller management groups, and a more limited trading market for their stock as compared with larger companies. As a result, stock of mid- and small-capitalization companies may decline significantly in market downturns.

Other Investment Companies.  The main risk of investing in other investment companies, including exchange-traded funds, is the risk that the value of the securities underlying the investment company might decrease. Because the Fund may invest in other investment companies, you will pay a proportionate share of the expenses of that other investment company (including management fees, administration fees and custodial fees) in addition to the expenses of the Fund.

Securities Lending. Securities lending involves two primary risks: “investment risk” and “borrower default risk.” Investment risk is the risk that the Fund will lose money from the investment of the cash collateral received from the borrower. Borrower default risk is the risk that the Fund will lose money due to the failure of a borrower to return a borrowed security in a timely manner.

How has the Proposed Sub-Adviser performed in the past managing a fund substantially similar to the way it proposes to manage the Fund?

The table below is designed to show how a composite of substantially similar accounts managed by IIMA performed over various periods in the past.  The IIMA Global Opportunities Composite (the “Composite”) is a composite of the performance of all actual fee-paying, fully discretionary accounts under management by IIMA for at least one month beginning June 30, 2001 that has investment objectives, policies and strategies that are substantially similar to those, which IIMA intends to use in managing the Fund.

The returns for the Composite have not been modified to reflect the Fund’s fees and expenses.  The accounts in the Composite do not necessarily pay the same expenses that the Fund pays and are not necessarily subject to the diversification rules, tax restrictions and investment limits under the 1940 Act or Subchapter M of the Code.  Returns would have been lower if the Composite had been subject to these expenses and may have been lower if the Composite had been subject to these regulations.  The aggregate returns of the accounts in the Composite may not reflect the returns of any particular account of IIMA.  The performance reflected in the composite was calculated differently than the method used for calculating performance pursuant to the U.S. Securities and Exchange Commission’s guidelines.

The table below shows the returns for the Composite compared with the returns of the MSCI ACWI and the Morningstar World Stock Category Average. This information is designated to demonstrate the historical track record of IIMA.  Past performance is not a guarantee of future results.

Cumulative and Annualized Total Returns as of February 28, 2010

	Year-to-Date	1-Year	3-Year	5-Year	Since Inception(1)

IIMA Composite (2)	(3.69)%	58.45%	1.72%	8.56%	2.79%
MSCI ACWI(3)	(3.10)%	58.12%	(5.72)%	2.19%	3.17%
Morningstar World Stock Category Average	(2.71)%	55.76%	(5.50)%	2.24%	3.02%

(1)   Since inception date is June 30, 2001.

(2) Reflects the deduction of the maximum applicable Class A sales charge of 5.75%.

(3)  The MSCI ACWI is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed and emerging markets. Investors cannot invest directly in an index.

(4)  The Morningstar World Stock Category Average invests the majority of its assets in the U.S., Europe, and Japan, with the remainder divided among the globe’s smaller markets. These portfolios typically have 20%-60% of assets in U.S. stocks.

What are the terms of the Investment Management Agreement?

The Fund’s Investment Management Agreement requires the Adviser to oversee the provision of all investment advisory and portfolio management services for the Fund. The Investment Management Agreement requires the Adviser to provide, subject to the supervision of the Board, investment advice and investment services to the Fund and to furnish advice and recommendations with respect to the investment of the Fund’s assets and the purchase or sale of its portfolio securities. The Investment Management Agreement also permits the Adviser to delegate certain management responsibilities, pursuant to a sub-advisory agreement, to other investment advisers. ING Investments, as the Adviser, oversees the investment management services of the Fund’s sub-adviser.

The Investment Management Agreement provides that the Adviser is not subject to liability to the Fund for any act or omission in the course of, or connected with, rendering services under the Investment Management Agreement, except by reason of willful misfeasance, bad faith, negligence or reckless disregard of its obligations and duties under the Investment Management Agreement. After an initial two-year term, the Investment Management Agreement continues in effect from year to year so long as such continuance is specifically approved at least annually by (1) the Board or (2) the vote of a “majority” (as defined in the 1940 Act) of the Fund’s outstanding shares voting as a single class; provided that, in either event, the continuance is also approved by at least a majority of those Trustees who are neither parties to the Investment Management Agreement nor “interested persons” (as defined in the 1940 Act) of any such party nor have any interest in the Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The Investment Management Agreement provides that the Adviser receives an advisory fee, payable monthly, pursuant to the following fee schedule (as a percentage of the Fund’s average daily net assets): 1.00% of the first $500 million; and 0.90% of the Fund’s average daily net assets in excess of $500 million. As discussed below, the advisory fee for the Fund and expense limit for each class of the Fund will be reduced in recognition of the lower cost of IIMA’s sub-advisory fee.  Please refer to pages 13 - 15 for further details.

What are the terms of the Proposed Sub-Advisory Agreement?

A copy of the Proposed Sub-Advisory Agreement between ING Investments and IIMA is included as Appendix B.  The description of the Proposed Sub-Advisory Agreement that follows is qualified in its entirety by reference to Appendix B.

The key terms of the Proposed Sub-Advisory Agreement are substantially similar to those of the prior sub-advisory agreement with the exception of the fees and certain provisions related to the representations and warranties, expenses of certain supplements to the Fund’s registration statement, exclusivity, compliance reporting, and indemnification. Under the Proposed Sub-Advisory Agreement, the fees payable to IIMA are paid by ING Investments, and not by the Fund.  Pursuant to the Proposed Sub-Advisory Agreement, IIMA acts as the Fund’s sub-adviser.  In this capacity, IIMA furnishes the Fund with investment advisory services in connection with a continuous investment program and manages the Fund’s investments in accordance with its investment objective, investment policies and restrictions, as set forth in the Fund’s prospectus and statement of additional information.  Subject to the supervision and control of ING Investments, which in turn is subject to the supervision and control of the Board, IIMA, in its discretion, determines and selects the securities to be purchased for and sold from the Fund and places orders with and gives instructions to brokers, dealers and others to cause such transactions to be executed.

In the absence of willful misfeasance, bad faith, or negligence in the performance of its obligations or reckless disregard of its obligations and duties, IIMA would not be liable to the Trust, its shareholders or to ING Investments for any act or omission resulting in any loss suffered by the Trust, the

Fund or the Fund’s shareholders in connection with any service provided under the Proposed Sub-Advisory Agreement.

The sub-advisory fee payable under the Proposed Sub-Advisory Agreement is computed at an annual rate, as a percentage of the Fund’s average daily net assets.  For its fee, IIMA will furnish, at its expense all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties under the Proposed Sub-Advisory Agreement.  The sub-advisory fee under the Proposed Sub-Advisory Agreement will be pursuant to the following fee schedule (as a percentage of the Fund’s average daily net assets): 0.20% of the first $200 million; and 0.50% thereafter.

The Proposed Sub-Advisory Agreement may be terminated as follows: by ING Investments at any time without penalty, upon sixty (60) days’ written notice to IIMA and the Fund; at any time without payment of any penalty by the Fund, upon the vote of a majority of the Fund’s Board or a majority of the outstanding voting securities of the Fund, upon sixty (60) days’ written notice to ING Investments and IIMA; or by IIMA upon three (3) months’ written notice unless the Fund or ING Investments requests additional time to find a replacement for IIMA, in which case IIMA shall allow the additional time requested by the Fund or ING Investments not to exceed three (3) months beyond the initial three (3) month notice period; provided, however, that IIMA may terminate the Proposed Sub-Advisory Agreement at any time without penalty, with respect to the Fund immediately, effective upon written notice to the ING Investments and the Fund, in the event either IIMA (acting in good faith) or ING Investments ceases to be registered as an investment adviser under the 1940 Act or otherwise becomes legally incapable of providing investment management services under applicable law or pursuant to its respective contract with the Fund; ING Investments becomes bankrupt or otherwise incapable of carrying out its obligations under the Proposed Sub-Advisory Agreement; and/or IIMA does not receive compensation for its services from ING Investments or the Fund as required by the terms of this agreement.

What are the changes to the Fund’s fee structure due to the appointment of IIMA as sub-adviser?

Reduction in Advisory Fee

The appointment of IIMA as the Fund’s sub-adviser is expected to lead to lower overall expenses for the Fund. As noted above, the sub-advisory fee under the Proposed Sub-Advisory Agreement will be at an annual rate of 0.20% of the first $200 million of the Fund’s average daily net assets and 0.50% thereafter, while the sub-advisory fee payable to Artio Global is at annual rate of 0.45% of the first $500 million of average daily net assets and the fee schedule resets to 0.40% on all assets when assets are at $500 million or more. In calculating the sub-advisory fee payable to Artio Global, the assets of the Fund are aggregated with those of ING Artio Foreign Portfolio, which is another Portfolio within the ING fund complex sub-advised by Artio Global.

In order to share the savings it receives from the reduced sub-advisory fees, subject to shareholder approval of the Proposal, ING Investments has contractually agreed to reduce its advisory fee such that it shall be compensated pursuant to the following fee schedule (as a percentage of the Fund’s average daily net assets): 0.90% of the first $500 million; and 0.85% of the Fund’s average daily net assets in excess of $500 million. This reduced fee schedule shall become effective when IIMA begins sub-advising the Fund. The reduced advisory fee will not lead to a change in the nature of services provided by ING Investments to the Fund.

The following table reflects the advisory fees paid by the Fund to ING Investments for services rendered with respect to the Fund for the period from November 1, 2008 to October 31, 2009, what the advisory fee would have been for the same period under the lower fee schedule, and the decrease for this time period.

Fund	Fee Paid to ING Investments (under current advisory fee schedule)	Hypothetical Fee Paid to ING Investments (under lowered advisory fee schedule)	Increase/(Decrease)
ING Foreign Fund	$2,623,683	$2,361,311	(10.0)%

Based on the Fund’s assets as of October 31, 2009, which were approximately $268 million, the Fund would have paid ING Investments $262,372 less in advisory fees under the lowered fee schedule.

The following table reflects the fees paid by ING Investments to Artio Global for services rendered with respect to the Fund for the period from November 1, 2008 to October 31, 2009, what the sub-advisory fee would have been for the same period under the Proposed Sub-Advisory Agreement, and the decrease for this time period.

Fund	Fee Paid to Artio Global	Hypothetical Fee Paid to IIMA	Increase/(Decrease)
ING Foreign Fund	$1,048,904	$711,840	(32.1)%

Fund	Current % Retained by Adviser Under Sub-Advisory Agreement with Artio Global	Proposed % Retained by Adviser Under Proposed Sub- Advisory Agreement
ING Foreign Fund	60%	70%

Based on the Fund’s assets as of October 31, 2009, the sub-advisory fee payable by ING Investments to IIMA would decrease under the Proposed Sub-Advisory Agreement.

Expense Limitation Undertaking By ING Investments

Under the Fund’s current expense limitation agreement, ING Investments is contractually obligated to limit the Fund’s expenses through at least March 1, 2011, excluding interest, taxes, brokerage commissions, extraordinary expenses and acquired fund fees and expenses, subject to possible recoupment by ING Investments within three years. The expense limitation agreement may be terminated by the Trust by written notice to ING Investments at least 90 days prior to the end of the then current agreement or upon termination of the Investment Management Agreement. The current expense limit for each class of the Fund is as follows:

Class A	Class B	Class C	Class I	Class W
1.95%	2.70%	2.70%	1.60%	1.45%

ING Investments has also executed a side letter agreement with the Fund to further limit the expenses of Class A, Class B, Class C and Class I through March 1, 2011. Pursuant to this side letter agreement, the expense limit for each class is as follows:

Class A	Class B	Class C	Class I	Class W
1.70%	2.45%	2.45%	1.35%	N/A

Subject to shareholder approval of the Proposed Sub-Advisory Agreement, ING Investments has agreed to new, lower expense limits for each class of the Fund. This expense limitation agreement would run through at least March 1, 2012. Pursuant to this agreement, the expense limit for each class of the Fund will be as follows:

Class A	Class B	Class C	Class I	Class W
1.50%	2.25%	2.25%	1.15%	1.25%

Management believes that the appointment of IIMA as the Fund’s sub-adviser, the changes to the Fund’s investment strategies and the reduced expense structure will help enhance the long-term viability of the Fund.

What is the required vote?

Shareholders of the Fund must approve the Proposed Sub-Advisory Agreement for it to become effective. Approval of the Proposed Sub-Advisory Agreement by the Fund requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which, for this purpose means the affirmative vote of the lesser of (1) 67% or more of the voting securities of the Fund present at the Special Meeting if more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Fund.

What happens if shareholders do not approve the Proposal?

If shareholders of the Fund do not approve the Proposed Sub-Advisory Agreement, the Fund will continue to be managed by Artio Global and the Board will determine what additional action(s) should be taken.

What was the process of selecting IIMA as the sub-adviser to the Fund?

At the March 25, 2010 Board meeting, management recommended, and the Board approved, the replacement of IIMA as sub-adviser to the Fund. In reviewing potential sub-advisers, management considered a number of factors that were relevant to the selection of a new sub-adviser to the Fund.  Each potential sub-adviser had to meet fundamental requirements regarding experience and reputation to merit consideration.  Beyond this, ING Investments focused on each potential sub-adviser’s investment process, investment performance, and price.

ING Investments determined that IIMA possesses the right mix of attributes to manage the Fund, and therefore recommended IIMA to the Board as the new sub-adviser to the Fund. In recommending IIMA to serve as sub-adviser, Management considered that IIMA has had proven success managing global opportunities strategies in recent years.

The Board has established an Investment Review Committee to, among other things, monitor the performance of the Fund and make recommendations to the Board with respect to the Fund. In advance of the Committee’s meeting held on March 24, 2010, ING Investments provided the Committee members with written materials in support of the proposed appointment of IIMA as the sub-adviser to the Fund.

Among the materials provided to the Committee was a discussion of ING Investment’s rationale for recommending IIMA as a proposed sub-adviser, written materials provided by IIMA with respect to its proposed strategy for the Fund, including its stock selection process, its compliance structure and the resources it could devote to managing the Fund, and information with respect to IIMA’s performance in managing accounts in a style similar to that in which they propose to manage the Fund. The Committee also considered the reputation of IIMA in the industry.  At the conclusion of the meeting, the Committee determined that it would recommend to the full Board the proposed appointment of IIMA as the sub-adviser to the Fund.

The Board has also established a Contracts Committee for the purpose of overseeing agreements or plans involving the ING Funds, including the Fund. In advance of the Committee’s telephonic meeting held on March 22, 2010, Management provided the Committee members with written materials in support of the proposed new sub-adviser to the Fund.  The Committee reviewed the terms of the Proposed Sub-Advisory Agreement and such other materials relevant to its evaluation of the proposed appointment of IIMA as the sub-adviser to the Fund. At the conclusion of the meeting, the Committee determined that it would recommend to the full Board, approval of the Proposed Sub-Advisory Agreement.

What are the factors that were considered by the Board?

At a meeting of the Board held on March 25, 2010, the Board of Trustees, including the Trustees who are neither parties to the Proposed Sub-Advisory Agreement nor are “interested persons” (as such term is defined under the 1940 Act) of any such party nor have any interest in the Agreement (the “Independent Trustees”), approved the Proposed Sub-Advisory Agreement for the Fund.  As discussed above, the Board approved terminating the Fund’s current sub-advisory agreement with Artio Global, subject to shareholder approval of the Proposed Sub-Advisory Agreement, effective June 30, 2010.  The Board’s primary consideration in taking this action was to enhance the long-term viability of the Fund as an investment option.

In determining whether to approve the Proposed Sub-Advisory Agreement for the Fund, the Board received and evaluated such information as it deemed necessary to make an informed decision.  The materials provided to the Board in support of the sub-advisory arrangement with IIMA included the following:  (1) IIMA’s presentation before the Investment Review Committee at its March 24, 2010 meeting; (2) memoranda and related materials provided to the Board in advance of its March 25, 2010 meeting that discuss management’s rationale for recommending that IIMA serve as the sub-adviser to the Fund; (3) responses from IIMA to questions posed by K&L Gates LLP, independent legal counsel, on behalf of the Independent Trustees; (4) supporting documentation, including a copy of the Proposed Sub-Advisory Agreement on behalf of the Fund; and (5) other information relevant to the Board’s evaluation.

The Board’s consideration of whether to approve the sub-advisory agreement with IIMA took into account several factors including, but not limited to, the following: (1) ING Investments’ view of the reputation of IIMA as a manager to similar funds; (2) IIMA’s strength and reputation in the industry; (3) the nature and quality of the services to be provided by IIMA under the Proposed Sub-Advisory Agreement; (4) the prior performance of the IIMA Composite, which reflects the performance of accounts that implement investment strategies that are similar to those that IIMA will use in managing the Fund, as compared to its benchmark; (5) the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of IIMA; (6) the fairness of the compensation under the Proposed Sub-Advisory Agreement in light of the services to be provided by and the projected profitability of IIMA as the Fund’s sub-adviser; the Board noted that compensation paid to IIMA would be lower than that paid to Artio Global and that a portion of such savings would be passed on to shareholders via a reduced advisory fee and lower net expenses; (7) IIMA’s operations and compliance program, including its policies and procedures intended to assure compliance with the Federal securities laws, which had previously been approved by the Board as part of its oversight of other funds in the ING Funds complex; (8) IIMA’s financial condition; (9) the appropriateness of the selection of IIMA in light of the Fund’s investment objective; (10) the cost of the proxy solicitation, including that ING Investments and/or an affiliate will bear the entire cost of the solicitation; and (11) IIMA’s Code of Ethics, which has previously been approved for other ING Funds, and related procedures for complying with that Code.

After its deliberation, the Board reached the following conclusions:  (1) the sub-advisory fee rate payable by ING Investments to IIMA is reasonable in the context of all factors considered by the Board; and (2) each of ING Investments and IIMA maintains an appropriate compliance program, with this conclusion based upon the Board’s previous and ongoing review of the compliance program.  Based on these conclusions and other factors, the Board voted to approve the Proposed Sub-Advisory Agreement between ING Investments and IIMA.  During its deliberations, different Board members may have given different weight to different individual factors and related conclusions.

What is the recommendation of the Board?

Based upon its review, the Board has determined that the Proposal is in the interests of the Fund and its shareholders.  Accordingly, after consideration of such factors and information it considered relevant, the Board, including all of the Independent Trustees present at its March 25, 2010 meeting, approved the Proposal and voted to recommend to shareholders that they approve the Proposal. The Board is therefore recommending that the Fund’s shareholders vote “FOR” the Proposal to appoint IIMA as sub-adviser to the Fund and the implementation of the Proposed Sub-Advisory Agreement, as discussed in this Proxy Statement.

GENERAL INFORMATION

What happens to my proxy once I submit it?

The Board has named Huey P. Falgout, Jr., Secretary, Theresa K. Kelety, Assistant Secretary, and Todd Modic, Assistant Secretary, or one or more substitutes designated by them, as proxies who are authorized to vote Fund shares as directed by shareholders. Please complete and execute your Proxy Ballot. If you followed the instructions when you voted, your proxies will vote your shares as you have directed. If you submitted your Proxy Ballot but did not vote on the Proposal, your proxies will vote on the Proposal as recommended by the Board, except as described under “What are the voting rights and the quorum requirements?”

What if a proposal that is not in the Proxy Statement comes up at the Special Meeting?

If any other matter is properly presented, your proxies will vote in their discretion in accordance with their best judgment, including any proposal to adjourn the meeting. At the time this Proxy Statement was printed, the Board knew of no matter that needed to be acted upon at the Special Meeting other than the Proposal discussed in this Proxy Statement.

I want to attend the Special Meeting and vote in person. How do I do this?

If you attend the Special Meeting and wish to vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee authorizing you to vote and indicating that you are the beneficial owner of the shares on the Record Date.

What are the voting rights and the quorum requirements?

April 5, 2010 has been chosen as the Record Date. Each share of each class of the Fund on the Record Date is entitled to one vote. Shareholders of the Fund at the close of business on the Record Date will be entitled to be present and to give voting instructions for the Fund at the Special Meeting and any adjournment(s) thereof with respect to their shares owned as of the Record Date. The presence in person or by proxy of shareholders owning 33 1/3% of the Fund’s outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting.

In the event that a quorum of shareholders is not represented at the Special Meeting, the meeting may be adjourned by a majority of the Fund’s shareholders present in person or by proxy until a quorum exists. If there are insufficient votes to approve any Proposal, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit additional time for the solicitation of proxies, in accordance with applicable law. Adjourned meetings must be held within a reasonable time after the date originally set for the meeting (but not more than six months beyond the originally scheduled meeting date). Solicitation of votes may continue to be made without any obligation to provide any additional notice of the adjournment. The persons named as proxies will vote in favor of such adjournment(s) in their discretion.

If a shareholder abstains from voting as to any matter, or if a broker returns a “non-vote” proxy, indicating a lack of authority to vote on a matter, then the shares represented by such abstention or non-vote will be treated as shares that are present at the Special Meeting for purposes of determining the existence of a quorum. However, abstentions and broker non-votes will be disregarded in determining the “votes cast” on an issue. For this reason, with respect to matters requiring the affirmative vote of a majority of the total shares outstanding, an abstention or broker non-vote will have the effect of a vote against such matters.

Can I revoke my proxy after I submit it?

A shareholder may revoke the accompanying proxy at any time prior to its use by filing with the Trust a written revocation or a duly executed proxy bearing a later date. In addition, any shareholder who attends the Special Meeting in person may vote by ballot at the Special Meeting, thereby canceling any proxy previously given. The persons named in the accompanying Proxy Ballot will vote as directed by the shareholder under the Proxy Ballot. In the absence of voting directions under any proxy that is signed and returned, they intend to vote “FOR” each Proposal and may vote in their discretion with respect to other matters not now known to the Board that may be presented at the Special Meeting.

Who are the other service providers to the Fund?

ING Funds Services, LLC (“ING Funds Services”), an affiliate of the Adviser, serves as the administrator to the Fund. With respect to the Fund, ING Funds Services was paid $262,363 for the fiscal year ended October 31, 2009. ING Funds Distributor, LLC (“ING Funds Distributor”), an indirect, wholly-owned subsidiary of ING Groep serves as the principal underwriter to the Fund. With respect to the Fund, ING Funds Distributor was paid $1,223,299 for the fiscal year ended October 31, 2009. ING Funds Services and ING Funds Distributor have their principal offices located at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258-2034. The Fund anticipates that such services will continue to be provided following the approval of the Proposed Sub-Advisory Agreement.

During the fiscal year ended October 31, 2009, the only affiliated broker to which the Fund paid commissions was ING Baring LLC, which received $51 in commissions. This amount constituted 0.01% of the total commissions the Fund paid to all brokers during the fiscal year.

Who pays for this proxy solicitation?

The Fund will not pay the expenses in connection with the Notice and this Proxy Statement or the Special Meeting of Shareholders. ING Investments and/or an affiliate will pay the expenses, including the printing, mailing, solicitation and vote tabulation expenses, legal fees, and out-of-pocket expenses.

Can shareholders submit proposals for consideration in a Proxy Statement?

The Fund is not required to hold annual meetings and currently does not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act. A shareholder proposal to be considered for inclusion in a proxy statement at any subsequent meeting of shareholders must be submitted in a reasonable time before a proxy statement for that meeting is printed and mailed. Whether a proposal is submitted in a proxy statement will be determined in accordance with applicable federal and state laws.

In order that the presence of a quorum at the special meeting may be assured, prompt execution and return of the enclosed proxy ballot is requested. A self-addressed postage paid envelope is enclosed for your convenience. You also may vote via telephone or via the internet. Please follow the voting instructions as outlined on your proxy ballot.

Huey P. Falgout, Jr.

Secretary

May 6, 2010
7337 East Doubletree Ranch Road

Scottsdale, Arizona 85258-2034

APPENDIX A

Beneficial Owners of More than 5% of a Class of the Fund

As of [April 5, 2010]

* Each of these entities is the shareholder of record and may be deemed to be the beneficial owner of the shares listed for certain purposes under the securities laws, although in certain instances they may not have an economic interest in these shares and would, therefore, ordinarily disclaim any beneficial ownership therein.

A-1

APPENDIX B

FORM OF AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

This AGREEMENT, made the 21st day of August, 2008, is hereby amended and restated this [30th day of June, 2010] between ING Investments, LLC, an Arizona limited liability company (the “Manager”), and ING Investment Management Advisors B.V., an indirect wholly owned subsidiary of ING Groep N.V., domiciled in The Hague, The Netherlands (the “Sub-Adviser”) (the “Agreement”).

WHEREAS, ING Mutual Funds (the “Fund”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company;

WHEREAS, the Fund is authorized to issue separate series, each series having its own investment objective or objectives, policies, and limitations; and

WHEREAS, the Fund may offer shares of additional series in the future; and

WHEREAS, pursuant to two Investment Management Agreements, each dated September 23, 2002, as amended (the “Management Agreements”), copies of which have been provided to the Sub-Adviser, the Fund has retained the Manager to render advisory and management services with respect to certain of the Fund’s series; and

WHEREAS, pursuant to authority granted to the Manager in the Management Agreements, the Manager wishes to retain the Sub-Adviser to furnish investment advisory services to one or more of the series of the Fund, and the Sub-Adviser is willing to furnish such services to the Fund and the Manager; and

WHEREAS, the Board of Trustees has authorized the Manager to enter into an Agreement with the Sub-Adviser.

NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Manager and the Sub-Adviser as follows:

1.                           Appointment.  The Manager hereby appoints the Sub-Adviser to act as the investment adviser and manager to the series of the Fund set forth on Schedule A hereto (the “Series”) for the periods and on the terms set forth in this Agreement.  The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.  In the event the Fund designates one or more series (other than the Series) with respect to which the Manager wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing.  If the Sub-Adviser is willing to render such services, it shall notify the Manager in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

2.                           Sub-Adviser Duties.  Subject to the supervision of the Fund’s Board of Trustees and the Manager, the Sub-Adviser will provide a continuous investment program for the Series’ portfolio and determine in its discretion the composition of the assets of the Series’ portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio.  The Sub-Adviser will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series’ assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest.  From time to time, at the request of the Manager, the Sub-adviser will cooperate with and assist a Transition Manager, hired by the Manager, when the Series’ portfolio is part of a larger transition of assets, provided that the Sub-Adviser will continue to have full discretion with respect to the Series investment portfolio.  To the extent permitted by the investment policies of the Series, the Sub-Adviser shall make decisions for the Series as to foreign currency matters and make determinations as to and execute and perform foreign currency exchange contracts on behalf of the Series.  At the request of the Manager, the Sub-Adviser will participate in standing instructions giving the Funds’ custodian authority to administer daily foreign currency exchange transactions.

The Sub-Adviser will provide the services under this Agreement in accordance with the Series’ investment objective or objectives, policies, and restrictions as stated in the Fund’s Registration Statement filed with the U.S. Securities and Exchange Commission (the “SEC”), as amended, copies of which shall be sent to the Sub-Adviser by the Manager prior to the commencement of this Agreement and promptly following any such amendment.  The Sub-Adviser further agrees as follows:

(a)                                  The Sub-Adviser will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Fund’s Board of Trustees of which the Sub-Adviser has been sent a copy, and which apply to the duties of the Sub-Adviser, and the provisions of the Registration Statement of the Fund filed under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act, as supplemented or amended, of which the Sub-Adviser has received a copy, and with the Manager’s portfolio manager operating policies and procedures as in effect on the date hereof, as such policies and procedures may be revised or amended by the Manager.  In carrying out its duties under this Agreement, the Sub-Adviser will comply with the following policies and procedures:

(i)                                     The Sub-Adviser will manage the Series so that it meets the income and asset diversification requirements of Section 851 of the Internal Revenue Code.

(ii)                                  The Sub-Adviser will have no duty to vote any proxy solicited by or with respect to the issuers of securities in which assets of the Series are invested unless the Manager gives the Sub-Adviser written instructions to the contrary.  The Sub-Adviser will immediately forward any proxy solicited by or with respect to the issuers of securities in which assets of the Series are invested to the Manager or to any agent of the Manager designated by the Manager in writing.

The Sub-Adviser will make appropriate personnel available for consultation for the purpose of reviewing with representatives of the Manager and/or the Board any proxy solicited by or with respect to the issuers of securities in which assets of the Series are invested.  Upon request, the Sub-Adviser will submit a written voting recommendation to the Manager for such proxies.  In making such recommendations, the Sub-Adviser shall use its good faith judgment to act in the best interests of the Series.  The Sub-Adviser shall disclose to the best of its knowledge any conflict of interest with the issuers of securities that are the subject of such recommendation including whether such issuers are clients or are being solicited as clients of the Sub-Adviser or of its affiliates.

(iii)                               In connection with the purchase and sale of securities for the Series, the Sub-Adviser will arrange for the timely transmission, as determined by the portfolio accounting agent to enable the agent to accurately calculate the Series’ daily net asset value, to the custodian and portfolio accounting agent for the Series on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform its administrative and recordkeeping responsibilities with respect to the Series.  With respect to portfolio securities to be settled through the Depository Trust Company, the Sub-Adviser will arrange for the prompt transmission of the confirmation of such trades to the Fund’s custodian and portfolio accounting agent.

(iv)                              The Sub-Adviser will assist the administrator for the Fund in reviewing, determining or confirming (including, if necessary, obtaining broker-quoted prices), consistent with the procedures and policies stated in the Registration Statement for the Fund or adopted by the Board of Trustees, the value of any portfolio securities or other assets of the Series for which the administrator seeks assistance from or identifies for review by the Sub-Adviser.  The parties acknowledge that the Sub-Adviser is not a custodian of the Series’ assets and will not take possession or custody of such assets.

(v)                                 The Sub-Adviser will provide the Manager, no later than the 20th day following the end of each of the first three fiscal quarters of the Series and the 15th day following the end of the Series’ fiscal year, a letter to shareholders (to be subject to review and editing by the Manager) containing a discussion of those factors referred to in Item 22(b) (7) of 1940 Act Form N-1A in respect of both the prior quarter and the fiscal year to date.

(vi)                              The Sub-Adviser will complete and deliver to the Manager a written compliance checklist, a certified compliance acknowledgement report and the group of reports listed below in a form provided by the Manager for each month by the 10th business day of the following month:

1)                                      Report on Brokerage Commissions and Soft Dollar Usage.

2)                                      Trade Compliance reporting pertaining to Rules 17a-7, 17e-1, 10f-3 under the 1940 Act.

3)                                      Report on Illiquid and Restricted Securities held in each portfolio.

4)                                      Reports required on Issuers Credit Ratings applicable to Rule 2a-7 under the 1940 Act.

(vii)                           The parties agree that in the event that the Manager or an affiliated person of the Manager sends sales literature or other promotional material to the Sub-Adviser for its approval and the Sub-Adviser has not commented within 10 business days, the Manager and its affiliated persons may use and distribute such sales literature or other promotional material.

(b)                                 The Sub-Adviser will make available to the Fund and the Manager, promptly upon request, the Series’ investment books and records maintained by the Sub-Adviser (which shall not include the books and records maintained by the custodian or portfolio accounting agent for the Fund) as are necessary to assist the Fund and the Manager to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940 (the “Advisers Act”), as well as other applicable laws.  The Sub-Adviser will furnish to regulatory authorities having the requisite authority over the Fund, the Manager or the Sub-Adviser any information or reports not readily available at the custodian or the portfolio accounting agent in connection with the services provided hereunder in respect to the Series which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

(c)                                  The Sub-Adviser will provide reports to the Manager for the Fund’s Board of Trustees for consideration at meetings of the Board on the investment program for the Series and the issuers and securities represented in the Series’ portfolio, and will furnish the Fund’s Board of Trustees with respect to the Series such periodic and special reports as the Trustees and the Manager may reasonably request.

(d)                                 With respect to any investments, including but not limited to repurchase and reverse repurchase agreements, derivatives contracts, futures contracts, International Swaps and Derivatives Association, Inc. Master Agreements (including Credit Support Annexes), and options on futures contracts (“futures”), which are permitted to be made by the Sub-Adviser in accordance with this Agreement and the investment objectives and strategies of the Series, as outlined in the Registration Statement for the Fund, the Manager hereby authorizes and directs the Sub-Adviser to do and perform every act and thing whatsoever necessary or incidental in performing its duties and obligations under this Agreement including, but not limited to, executing as agent, on behalf of each Series, brokerage agreements and other documents to establish, operate and conduct all brokerage or other trading accounts, and executing as agent, on behalf of each Series, such agreements and other documentation as may be required for the purchase or sale, assignment, transfer and ownership of any permitted investment, including limited partnership agreements, repurchase and derivative master agreements, including any schedules and annexes to such agreements, releases, consents, elections and confirmations.  The Manager acknowledges and understands that it will be bound by any such trading accounts established, and agreements and other documentation executed, by the Sub-Adviser for such investment purposes.

3.                           Broker-Dealer Selection.  The Sub-Adviser is authorized to make decisions to buy and sell securities and other investments for the Series’ portfolio, broker-dealer selection, and negotiation of brokerage commission rates in effecting a security transaction.  The Sub-Adviser’s primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the prospectus and/or statement of additional information for the Fund, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and the firm’s risk in positioning a block of securities.  Accordingly, the price to a Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Sub-Adviser in the exercise of its fiduciary obligations to the Fund, by other aspects of the portfolio execution services offered.  Subject to such policies as the Fund’s Board of Trustees or Manager may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s or the Manager’s overall responsibilities with respect to the Series and to their respective other clients as to which they exercise investment discretion.  The Sub-Adviser will consult with the Manager to the end that portfolio transactions on behalf of a Series are directed to broker-dealers that participate in commission recapture programs benefiting the Fund, provided that neither the Sub-Adviser nor the Manager will direct brokerage in recognition of the sale of Fund shares.  To the extent consistent with these standards, the Sub-Adviser is further authorized to allocate the orders placed by it on behalf of a Series to the Sub-Adviser if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services to the Series, the Sub-Adviser, or an affiliate of the Sub-Adviser.  Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine consistent with the above standards, and the Sub-Adviser will report on said allocation monthly to the Fund’s Board of Trustees indicating the broker-dealers to which such allocations have been made and the basis therefor.

4.                           Disclosure about Sub-Adviser.  The Sub-Adviser has reviewed the most recent Post-Effective Amendment to the Registration Statement for the Fund filed with the SEC that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so long as this Agreement remains in effect.  The Sub-Adviser will provide the Manager with a copy of the Sub-Adviser’s Form ADV, Part II annually or upon a material change or update.

5.                           Expenses.  During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff for their activities in connection with its portfolio management duties under this Agreement, including, but not limited to, reimbursement of losses due to trade errors or compliance breaches.  The Manager or the Fund shall be responsible for all the expenses of the Fund’s operations.

6.                           Compensation.  For the services provided to the Series, the Manager will pay the Sub-Adviser an annual fee equal to the amount specified for such Series in Schedule A hereto, payable monthly in arrears.  The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties.  In accordance with the provisions of the Management Agreements, the Manager is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Manager; provided, however, that if the Fund fails to pay the Manager all or a portion of the management fee under said Management Agreements when due, and the amount that was paid is insufficient to cover the Sub-Adviser’s fee under this Agreement for the period in question, then the Sub-Adviser may enforce against the Fund any rights it may have as a third-party beneficiary under the Management Agreements and the Manager will take all steps appropriate under the circumstances to collect the amount due from the Fund.

7.                           Compliance.

(a)                                  The Sub-Adviser agrees to use reasonable compliance techniques and policies and procedures reasonably designed to prevent violations of the federal securities laws as the Manager or the Board of Trustees may adopt, including any written compliance procedures.

(b)                                 The Sub-Adviser agrees that it shall promptly notify the Manager and the Fund (1) in the event that the SEC has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, or (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.  The Sub-Adviser further agrees to notify the Manager and the Fund promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that relates to Sub-Adviser’s performance obligations under this Agreement and is not contained in the Registration Statement or prospectus for the Fund (which describes the Series), or any amendment or supplement thereto, or if any statement contained therein that becomes untrue in any material respect.

(c)                                  The Manager agrees that it shall promptly notify the Sub-Adviser (1) in the event that the SEC has censured the Manager or the Fund; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Manager’s registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, or (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.  The Manager further agrees to notify the Sub-Adviser promptly of any material fact known to the Manager, respecting or relating to the Manager, that relates to Sub-Adviser’s performance obligations under this Agreement and is not contained in the Registration Statement or prospectus for the Fund (which describes the Series), or any amendment or supplement thereto, or if any statement contained therein that becomes untrue in any material respect.

8.                           Books and Records.  The Fund and the Manager, or an investment adviser designated by the Manager, shall have access at all reasonable times and on reasonable notice to all records maintained by the Sub-Adviser.  The Sub-Adviser agrees that it will surrender copies of any such records to the Funds promptly upon such Fund’s request provided that the Sub-Adviser shall keep the originals of such records to the extent necessary for the Sub-Adviser to comply with applicable laws, including Rule 31a-3 under the 1940 Act.  The Sub-Adviser further agrees to preserve such records for such time periods as may be prescribed by Rule 31a-2 under the 1940 Act, provided that before disposing of any such records, Sub-Adviser will advise the Adviser and deliver the same to Manager if so requested.

9.                           Cooperation; Confidentiality.  Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Fund.  Subject to the foregoing, the Sub-Adviser shall treat as confidential all information pertaining to the Fund and actions of the Fund, the Manager and the Sub-Adviser, and the Manager shall treat as confidential and use only in connection with the Series all information furnished to the Fund or the Manager by the Sub-Adviser, in connection with its duties under the Agreement except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law, if generally available to the public through means other than by disclosure by the Sub-Adviser or the Manager, or if available from a source other than the Manager, Sub-Adviser or the Fund.

10.                     Non-Exclusivity.  The services of the Sub-Adviser to the Series and the Fund are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities.

11.                     Prohibited Conduct.  The Sub-Adviser may not consult with any other sub-adviser of the Fund concerning transactions in securities or other assets for any investment portfolio of the Fund, including the Series, except that such consultations are permitted between the current and successor sub-advisers of the Series in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

12.                     Representations Respecting Sub-Adviser.  The Manager agrees that neither the Manager, nor affiliated persons of the Manager, shall give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Sub-Adviser or the Series other than the information or representations contained in the Registration Statement, prospectus, or statement of additional information for the Fund’s shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved in advance by the Sub-Adviser, except with the prior permission of the Sub-Adviser.

13.                     Control.  Notwithstanding any other provision of the Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and has reserved the right to reasonably direct any action hereunder taken on its behalf by the Sub-Adviser.

14.                     Liability.  Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Manager agrees that the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Sub-Adviser, (1) shall bear no responsibility and shall not be subject to any liability for any act or omission respecting any series of the Fund that is not a Series hereunder, (2) shall bear no responsibility and shall not be subject to liability for the accuracy of any information provided to the Sub-Adviser by another entity and shall incur no liability in relying on such information, and (3) shall not be liable for, or be subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Sub-Adviser’s duties, or by reason of reckless disregard of the Sub-Adviser’s obligations and duties under this Agreement.

15.                     Indemnification.

(a)                                  The Manager agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls (“controlling person”) the Sub-Adviser (all of such persons being referred to as “Sub-Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Manager’s responsibilities to the Fund which (1) may be based upon the Manager’s negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Manager’s reckless disregard of its obligations and duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering shares of the Fund or any Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Manager and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Fund or to any affiliated person of the Manager by a Sub-Adviser Indemnified Person; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

(b)                                 Notwithstanding Section 14 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Fund, the Manager, any affiliated person of the Manager, and any controlling person of the Manager (and Fund and all of such persons being referred to as “Manager Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Manager Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities as Sub-Adviser of the Series which (1) may be based upon the Sub-Adviser’s negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Sub-Adviser’s reckless disregard of its obligations and duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the shares of the Fund or any Series, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Manager, the Fund, or any affiliated person of the Manager or Fund by the Sub-Adviser or any affiliated person of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of a Manager Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

(c)                                  The Manager shall not be liable under Paragraph (a) of this Section 15 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser Indemnified Person shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability which it may have to the Sub-Adviser Indemnified Person against whom such action is brought except to the extent the Manager is prejudiced by the failure or delay in giving such notice.  In case any such action is brought against the Sub-Adviser Indemnified Person, the Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Sub-Adviser Indemnified Person.  If the Manager assumes the defense of any such action and the selection of counsel by the Manager to represent the Manager and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Manager will, at its own expense, assume the defense with counsel to the Manager and, also at its own expense, with separate counsel to the Sub-Adviser Indemnified Person, which counsel shall be satisfactory to the Manager and to the Sub-Adviser Indemnified Person.  The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Manager shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation.  The Manager shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

(d)                                 The Sub-Adviser shall not be liable under Paragraph (b) of this Section 15 with respect to any claim made against a Manager Indemnified Person unless such Manager Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Manager Indemnified Person (or after such Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Manager Indemnified Person against whom such action is brought except to the extent the Sub-Adviser is prejudiced by the failure or delay in giving such notice.  In case any such action is brought against the Manager Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Manager Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Manager Indemnified Person.  If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Manager Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Manager Indemnified Person, adequately represent the interests of the Manager Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Manager Indemnified Person, which counsel shall be satisfactory to the Sub-Adviser and to the Manager Indemnified Person.  The Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation.  The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Manager Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Manager Indemnified Person.

16.                     Duration and Termination.

With respect to each Series, except for ING Global Opportunities Fund, identified as a Series on Schedule A hereto as in effect on the date of this Agreement unless earlier terminated with respect to any Series this Agreement shall continue in full force and effect through November 30, 2010.  With respect to ING Global Opportunities Fund, unless earlier terminated, shall continue in full force and effect through November 30, 2011.  Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Fund, or (ii) the vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Fund who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

With respect to any Series that was added to Schedule A hereto as a Series after the date of this Agreement, the Agreement shall become effective on the later of (i) the date Schedule A is amended to reflect the addition of such Series as a Series under the Agreement or (ii) the date upon which the shares of the Series are first sold to the public, subject to the condition that the Fund’s Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of such Series, shall have approved this Agreement.  Unless terminated earlier as provided herein with respect to any such Series, the Agreement shall continue in full force and effect for a period of two years from the date of its effectiveness (as identified above) with respect to that Series.  Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Fund, or (ii) vote of a majority of the outstanding voting shares of such Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Fund who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

Notwithstanding the foregoing, this Agreement may be terminated with respect to one or more of the Series covered by this Agreement: (a) by the Manager at any time, upon sixty (60) days’ written notice to the Sub-Adviser and the Fund, (b) at any time without payment of any penalty by the Fund, by the Fund’s Board of Trustees or a majority of the outstanding voting securities of the Series, upon sixty (60) days’ written notice to the Manager and the Sub-Adviser, or (c) by the Sub-Adviser upon three (3) months’ written notice unless the Fund or the Manager requests additional time to find a replacement for the Sub-Adviser, in which case the Sub-Adviser shall allow the additional time requested by the Fund or Manager not to exceed three (3) additional months beyond the initial three-month notice period; provided, however, that the Sub-Adviser may terminate this Agreement at any time without penalty, effective upon written notice to the Manager and the Fund, in the event either the Sub-Adviser (acting in good faith) or the Manager ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Fund, or in the event the Manager becomes bankrupt or otherwise incapable of carrying out its obligations under this Agreement, or ceases to be a wholly owned subsidiary of ING Groep N.V., or in the event that the Sub-Adviser does not receive compensation for its services from the Manager or the Fund as required by the terms of this Agreement.

Upon termination for any reason, the Sub-Adviser shall forthwith deliver to the Fund all original written records of the Fund where possible and copies of said records if originals are not available.  Sub-Adviser may, at its own expense, make and retain a copy of such records.  This Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act).  In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 8, 9, 12, 13, 14 and 15 of this Agreement shall remain in effect, as well as any applicable provision of this Section numbered 16 and, to the extent that only amounts are owed to the Sub-Adviser as compensation for services rendered while the agreement was in effect, Section 6.

(a)                                  Notices.

Except as otherwise provided, any notice given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by delivery as hereafter provided. Any notice if sent by means of electronic communication shall be deemed to have been received upon express acknowledgement, and notice delivered by hand or sent by internationally recognized overnight courier service shall be deemed to have been received at the time of delivery to the applicable address set forth below or at such other address as a party may from time to time specify in writing to the other party.

If to the Fund:

ING Mutual Funds

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258

Attention: Huey P. Falgout, Jr.

If to the Manager:

ING Investments, LLC

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258

Attention: Michael J. Roland

If to the Sub-Adviser:

ING Investment Management Advisors B.V.

Prinses Beatrixlaan 15

The Hague, The Netherlands

Attention:  Iwan Brouwer

17.       Amendments.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the Fund.  Otherwise, a written amendment of this Agreement is effective upon the approval of the Board of Trustees and the Sub-Adviser.

18.       Miscellaneous.

(a)           This Agreement shall be governed by the laws of the State of Arizona, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder, and without regard for the conflicts of laws principle thereof.  The term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the 1940 Act.

(b)           The Manager and the Sub-Adviser acknowledge that the Fund enjoys the rights of a third-party beneficiary under this Agreement, and the Manager acknowledges that the Sub-Adviser enjoys the rights of a third party beneficiary under the Management Agreements.

(c)           The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(d)           This Agreement may be assigned by any party only with the prior written consent of the other parties.

(e)           If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

(f)            Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Manager, or constituting the Manager as an agent or co-partner of the Sub-Adviser.

(g)           This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

ING INVESTMENTS, LLC

By:

Todd Modic

Senior Vice President

ING INVESTMENT MANAGEMENT ADVISORS B.V.

By:

Name:

Title:

By:

Name:

Title:

SCHEDULE A

with respect to the

AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

between

ING INVESTMENTS, LLC

and

ING INVESTMENT MANAGEMENT ADVISORS B.V.

Series	Annual Sub-Adviser Fee (as a percentage of average daily net assets)

ING Emerging Countries Fund	0.42%

ING Global Equity Dividend Fund	0.20%

ING Global Opportunities Fund	0.20% on the first $200 million; and 0.50% thereafter

ING Index Plus International Equity Fund	0.20%

ING Russia Fund	0.60%

APPENDIX C

Principal Executive Officers of ING Investments, LLC

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258

Name and Title

Shaun P. Mathews — President and Chief Executive Officer

Michael J. Roland — Executive Vice President

Joseph M. O’Donnell — Executive Vice President and Chief Compliance Officer

Stanley D. Vyner — Executive Vice President and Chief Investment Risk Officer

Kimberly A. Anderson — Senior Vice President and Assistant Secretary

Lydia L. Homer — Senior Vice President, Chief Financial Officer and Treasurer

Todd Modic — Senior Vice President

Huey P. Falgout, Jr. — Secretary

Principal Executive Officers of ING Mutual Funds who are also officers of ING Investments, LLC

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258

Name and Title

Shaun P. Mathews — President and Chief Executive Officer

Michael J. Roland — Executive Vice President

Stanley D. Vyner — Executive Vice President and Chief Investment Risk Officer

Kimberly A. Anderson — Senior Vice President

Todd Modic — Senior Vice President, Chief/Principal Financial Officer and Assistant Secretary

Robyn L. Ichilov — Vice President and Treasurer

Huey P. Falgout, Jr. — Assistant Secretary

Principal Executive Officers of ING Investment Management Advisors B.V.

Gilbert Van Hassel — Chief Executive Officer

Marc C. Vink — Chief Compliance Officer

Jan G. Straatman — Chief Investment Officer

Jonathan T. Atack — Chief Financial Officer & Chief Risk Officer

C-1

APPENDIX D

ADVISORY FEE RATES OF A FUND WITH SIMILAR INVESTMENT OBJECTIVES OR INVESTMENT STRATEGIES ADVISED OR SUB-ADVISED BY ING INVESTMENT MANAGEMENT ADVISORS B.V. (“IIMA”)

The following table sets forth the name of an investment company, with investment objectives similar to the Fund, for which IIMA acts as an investment sub-adviser, the annual rate of compensation, and the net assets of the investment company as of December 31, 2009.

Fund	Annual Compensation (as a % of average daily net assets)	Net Assets (in millions)
ING Emerging Countries Fund	0.42%	$153

D-1

[INSERT ING LOGO & ADDRESS]

3 EASY WAYS TO VOTE YOUR PROXY

Vote by Phone: Call toll free 1-888-221-0697 and follow the recorded instructions.

Vote on the Internet: Log on to Proxyweb.com and follow the on-screen instructions.

Vote by Mail: Check the appropriate boxes on the reverse side of the Proxy Ballot, sign and date the Proxy Ballot and return in the envelope provided.

If you vote via phone or internet, you do not need to return your Proxy Ballot.

ING MUTUAL FUNDS

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 29, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

ING Foreign Fund

The undersigned hereby instructs Huey P. Falgout, Jr., Theresa K. Kelety, and Todd Modic or any one or all of them (“Proxies”), with full power of substitution, to vote all shares of the above-referenced Fund (the “Fund”), which the undersigned is entitled to vote at the Special Meeting of shareholders of the Fund to be held at the offices of the Fund at 7337 East Doubletree Ranch Road, Scottsdale, AZ 85258-2034 on June 29, 2010 at 10:00a.m., Local time and at any adjournment(s) or postponement(s) thereof.

This proxy will be voted as instructed.  If no specification is made, the proxy will be voted “FOR” the proposal.

Please vote, date and sign this proxy and return it promptly in the enclosed envelope.

Signature (s) (if held jointly)	Date

This Proxy Ballot must be signed exactly as your name(s) appears hereon.  If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add title(s) as such.  Joint owners must each sign.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒

PLEASE DO NOT USE FINE POINT PENS.

To avoid the additional expense of further solicitation, we strongly urge you to review, complete and return your Proxy Ballot as soon as possible. Your vote is important regardless of the number of shares you own.  If you vote via phone or the Internet, you do not need to return your Proxy Ballot.

THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

To vote on the appointment of ING Investment Management Advisors B.V. (“IIMA”) as the sub-adviser to the Fund and the implementation of the sub-advisory agreement for the Fund between ING Investments, LLC, the Fund’s investment adviser, and IIMA.

For ☐	Against ☐	Abstain ☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.